                                                                    Exhibit 99.1

                                              For Information Contact
                                              Jay Nielsen, CFO
                                              National Beef Packing Company, LLC
                                              (816) 713-8504

                       NATIONAL BEEF PACKING COMPANY, LLC
                           TO CONDUCT CONFERENCE CALL

     KANSAS CITY, Missouri, April 11, 2005 - National Beef Packing Company, LLC
announced today it will conduct a conference call to review its fiscal 2005 second quarter financial performance on April 12 at 4 p.m. Eastern Time (3 p.m.
Central Time). Investors who wish to access the call should dial 800-289-0544.
     A replay of the conference call will be available beginning at 7 p.m.
Eastern Time (6 p.m. Central Time) today through midnight on April 20 at
888-203-1112 access code 9645548.

About National Beef Packing Company, LLC
     National Beef Packing Company, LLC is the fourth largest beef processing company in the United States. The company processes, packages and delivers fresh beef for sale to customers in the United States and international markets. Its products include boxed beef, and value-added beef products including branded boxed beef, case-ready beef and pork, chilled export beef and portion control beef. For more information, please visit www.nationalbeef.com.

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